Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ONEOK, Inc.

We consent to the incorporation by reference herein of our report dated June 6, 2008, on our audit of the financial statements and financial statement schedule of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries as of December 31, 2007 and 2006, and for the year ended December 31, 2007, which is included in the Annual Report on Form 11-K.

/s/ BKD, LLP

BKD, LLP

February 26, 2009

Tulsa, Oklahoma